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                                                                   Exhibit 10.51


                            Translation from Russian


                               MOSCOW GOVERNMENT

                             MOSCOW LAND COMMITTEE

                                   AGREEMENT

                             ON GRANTING LAND PLOTS

                                   FOR LEASE
                           (LAND LEASEHOLD AGREEMENT)



No. M-09-000979                                              06th September 1994



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                             LEASEHOLD AGREEMENT ON
                                 LAND IN MOSCOW

No. M-09-000979                                              06th September 1994


The Moscow Government, hereinafter to be called the Lessor in the person of the chairman of the Moscow Land Committee, Viktor Nikolaevich Astsaturov, on the one hand, and the public joint-stock company special closed check investment privatization fund First Investment Voucher Fund, engaged in the collection of privatization checks from the public and holding a license from the Property Management Committee, in the person of the chairman of the Board of Directors Mikhail Alexandrovich Kharshan, hereinafter to be called the Leaseholder, on the other hand, on the basis of the Order of the prefect of the Northern Administrative District of Moscow of 20.07.94 No. 1081 "On leasing a plot of land to the public joint-stock company special closed check investment privatization fund First Investment Voucher Fund," engaged in the collection of privatization checks from the public and holding a license from the Property Management Committee (AOOT First Investment Voucher Fund) at Ul. Smolnaya 24 bldg. D, have closed the present Agreement on the following:

                        1. SUBJECT AND AIM OF THE LEASE

1.1 The Lessor leases and the Leaseholder accepts for long-term use on lease terms a plot of land of 13,035 (thirteen thousand and thirty-five) sq. km. at Ul. Smolnaya 24, hereinafter to be called the Plot.

Characteristics of the Plot:

      -  the relief is gentle

The Plot has:

      - uncompleted construction of a nineteen-story framed-paneled administrative building with a basement, technical level, motor room;
      -  steel hangar;
      -  mainline gas pipes.

1.2 The boundaries of the plot have been set and are shown on the plan of the Plot appendaged to the Agreement by angle points (Appendix 2).

1.3 The Plot shall be used by AOOT First Investment Voucher Fund to set up a business center.

This description of the aims of use of the Plot are final and shall hereinafter be called the Permitted Use.

                      SPECIAL CONDITIONS OF THE AGREEMENT

A section of the Plot, with an area of 4026 (four thousand and twenty-six) sq. km. within the boundaries of the red lines of the technical zone, is offered without the right to complete any earth-moving work.

The Leaseholder is obliged to:

     - within two months following the signing of the present Agreement present the Moscow Land Committee with a calculation of the efficiency coefficient of land use at the Plot to allow the necessary changes to be made in setting prices for land.

     - complete the construction of building D of Ul. Smolnaya 24 before 01.02.1995.


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In the event that the construction deadline is not met, the Leaseholder shall be subject to penalties in compliance with current Legislation and the normative acts of the town.

           2.  PERIOD OF VALIDITY OF THE AGREEMENT AND LAND PAYMENTS

2.1 The present Agreement shall be concluded for a period of 49 (forty-nine) years.
2.2 The calculation of rent payments appears in Appendix 1 to the present Agreement.
2.3 Rent payments shall be made on a quarterly basis in equal parts no later than the 25th of the last month of each quarter.
2.4 In the event that the rent payment is not made within the set period, the Leaseholder pays the Lessor a penalty for each day of delay at a rate of
     0.7 percent of the total payment for the period of delay.
2.5 Payments under the present Agreement shall be transferred into the Lessor's account shown in Appendix 1 of the present Agreement.
2.6 The rent payments may be altered with the agreement of the Parties within the period envisaged in the Agreement, but no more than once per year. They may be reviewed in advance on the request of one of the parties in the event that alterations are made of land payments, and in other cases foreseen by the relevant legislation and normative acts.

                    3. RIGHTS AND LIABILITIES OF THE LESSOR

3.1  The Lessor has the right to:

     - prior to the expiry date terminate the present Agreement in the event that the Leaseholder breaches the terms of the same, in particular regularly not making rent payments within the set period, breaching the Permitted Use, or in the event that AOOT ceases to operate;
     - introduce, with the agreement of the Leaseholder, necessary alterations and clarifications when such alterations and clarifications are introduced into current legislation or the town's normative acts;
     -  control the use and protection of the land presented for lease;
     - halt works performed by the Leaseholder which contravene the conditions of the present Agreement and land law of the Russian Federation.

3.2  The Lessor is obliged to:

     -  execute fully all conditions of the present Agreement;
     - not intervene in the activities of the land management activities of the Leaseholder if these do not contravene the conditions of the present Agreement and the land law of the Russian Federation;
     - not publish special acts which affect, infringe or limit the Leaseholder's rights;
     - in the event that the Plot must be withdrawn for state purposes, offer the Leaseholder a Plot of the same value in another (with the agreement of the Leaseholder) location and cover all his expenses arising from the development of the land and the construction of buildings, erections, storage premises as per the estimated cost of performing these works, excluding expenditure on modernizing and extending new buildings, facilities and erections (taking into account price indexation for the given time period).

                  4. RIGHTS AND OBLIGATIONS OF THE LEASEHOLDER

4.1  The Leaseholder has the right to:

     - use the Plot according to the aims and conditions of its presentation (to set up a business center), as well as performing work to improve the ecological situation of the Plot, hereinafter to be called jointly Improvements;
     - prolong the present Agreement, on conditions agreed by the parties with a written application to the Lessor no later than 60 (sixty) days prior to the expiry of the Agreement;
     - terminate the present Agreement by sending preliminary notification no less than 60 (sixty) days in advance to the Lessor (in this case the Leaseholder is obliged to make rent payments until the end of the current financial year);

     On terminating the Agreement before its expiry or on the expiry of the Agreement the Leaseholder must complete the following tasks for all Improvements made on the Plot:



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     -  sell to the Lessor at a price stipulated in a special agreement;
     - transfer to another plot of land under conditions stipulated by the parties in a special agreement;
     - in the event that the Agreement is terminated prematurely as a result of the Lessor not fulfilling his obligations, compensation for damages to which the Leaseholder has a right shall be set on the basis of the market value of the Improvements made by the same, or of the investments made by the Leaseholder in order to make the Improvements (including expenditure under agreements linked with making the Improvements), with the exception of investments made into facilities of which the construction has been completed but which are not fit for the use stated in the plans on termination.

4.2  The Leaseholder is obliged to:

     -  execute fully all conditions of the present Agreement;
     -  make rent payments on time and in accordance with the present Agreement;
     - not permit actions which will give rise to the deterioration of the characteristics of the Plot, the ecological situation on the leased territory, as well as the pollution of the town;
     - following the expiry of the present Agreement transfer the Plot to the Lessor in a state which is not worse than its initial state, as set forth in article 1.1 of the present Agreement;
     - guarantee the Lessor and state control bodies for the use and protection of land free access to the Plot;
     - create, in compliance with the requirements of the relevant departments, conditions for the use of urban communications both above and below ground, and not hinder their repair and service;
     - inform the Lessor within one week in written form in the event that the AOOT ceases to operate, or foreign participants become part of the operation;
     - inform the Lessor in written form within one week of a change of address or change of any other details;
     -  not infringe the rights of other land users.

                       5. RESPONSIBILITIES OF THE PARTIES

5.1 In the event that one of the parties (the breaching party) does not meet his Responsibilities under the present Agreement (breach), the other party sends written notification to the breaching party, to include the relevant detailed facts which form the basis of the breach. In the event that the breach is not eliminated within 60 (sixty) calendar days following the receipt of the said notification, the case may be taken to court by the relevant party. A breach which can be eliminated within the period stipulated by the parties shall not involve the subsequent termination of the agreement.

5.2 The parties are responsible for breaches of the Agreement in compliance with the current legislation of the Russian Federation and the town's normative acts.

                            6. SPECIAL CIRCUMSTANCES

Special circumstances imply circumstances of insurmountable force, such as fire, flood, civil disturbances, military action and so on which prevent one of the parties from meeting its obligations under the present Agreement free them from the responsibilities involved in not meeting its obligations.

Each of the parties is obliged to inform the other of these circumstances immediately. The notification shall be supported by documents issued by a state agency authorized to do so. Where these circumstances last for over 6 (six) months, the parties shall meet to find a solution, acceptable to both, on the continuation of the validity of the present agreement.


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                           7. RESOLUTION OF DISPUTES

Land disputes arising out of the implementation of the present Agreement shall be resolved by a Commission, consisting of an equal number of representatives from each party no later than 30 (thirty) days from the date of the relevant application by one of the parties.
Where it proves impossible for the Commission to reach an agreement, the interested party makes a statement of claim to the courts of the Russian Federation.
The parties shall recognize the decision of the courts as final and subject to obligatory execution for both parties.

                        8. ALTERATIONS TO THE LEASEHOLD

Alterations, additions and corrections to the conditions of the present Leasehold Agreement shall be valid only on the condition that they are made in written form and signed by an authorized representative of the parties in agreement.

                   9. ADDITIONAL CONDITIONS OF THE AGREEMENT

The Leaseholder confirms to the Lessor that on the day of signing the Agreement, the Leaseholder does not have any responsibilities or obligations of any kind which might serve as grounds for terminating the Agreement, and that it has the right to enter into the Agreement without any other permission.

Each of the parties confirms that it has received all necessary permission to enter into the present Leasehold Agreement, and that the person who signs it is authorized to do so.

The present Agreement shall come into force on its registration at the Moscow Land Committee.

The present Agreement has been complied in duplicate on six sheets.

One copy of the signed texts of the present Agreement and appendices is to be held by the Lessor and the Leaseholder.

Appendices to the Agreement:

1.  Calculations of land payments,
2.  Plan of the boundaries of the Plot.

The Agreement has been bound and registered at the Moscow Land Committee.

                                                             06th September 1994

Registration number in the Book of state acts on land property rights, life inherited ownership, unlimited (permanent) use of land and leasehold agreements on land in Moscow:

                                                             No. 00979


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                         LEGAL ADDRESSES OF THE PARTIES


For the Lessor                         For the Leaseholder

Moscow Land Committee                  AOOT First Investment Voucher Fund
113054 Moscow                          121069 Moscow
Ul. Bakhrushina 20                     Trubnikovsky Pereulok 21-2

Settlement Account 345901              Settlement Account 467505
at joint-stock commercial bank         at the Russian National Commercial Bank
Prezentkombank                         Corresponding Account 1161307 code 83
MFO 998930 code 9M                     at the Cash Settlement Center of the
Hard-currency account No.              Main Board of the Central Bank of the
                                       Russian Federation
     ---------------------------

Tel.: 235 10 21                        Tel.: 290 00 53
Fax:                                   Fax: 291 87 83
    ----------------------------            ----------------------------
Telex and code                         Telex and code
              -------------------                    -------------------

                           SIGNATURES OF THE PARTIES

On the behalf of the Lessor            On the behalf of the Leaseholder

/s/ B.N. Astsaturov                    /s/ M.A. Kharshan
   -----------------------------          ------------------------------
    B.N. Astsaturov                        M.A. Kharshan




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                   PLAN OF THE BOUNDARIES OF THE PLOT OF LAND

                         INTERNATIONAL BUSINESS CENTER

Key to lines and compass points

No.       Length of the line       Compass point

6         184.45                   SE 34 23 30
7         18.78                    SW 55 58 14
8         8.83                     NW 33 59 41
9         3.19                     SW 56 0 17
10        175.35                   NW 34 23 27
1         22.00                    NE 55 16 19
6

Key to lines and compass points

No.       Length of the line       Compass point

1
2         15.92                    SW 56 0 18
3         8.83                     SE 33 59 41
4         32.36                    SW 55 57 1
5         183.60                   NW 35 16 30
6         51.18                    NE 55 16 19
1         175.35                   SE 34 23 27



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                                                     Appendix 1 to Agreement No.
                                                                     M-09-000979

                            CALCULATED LAND PAYMENTS

                       AOOT FIRST INVESTMENT VOUCHER FUND

                                 BASIC PAYMENTS

1. Territorial and economic appraisal zone of Moscow                  21

2. Base rate of annual rent payments for one year              ECU    3290.00

3. Rent payments for the whole Plot
   from 01.09.94 to 31.12.94                                   ECU    1430.00

   Yearly rent payment for the whole Plot                      ECU    4289.00


Rent payments to be made to Payee: State Tax Inspectorate No. 12 in Moscow
                                   Settlement Account 10130122 at the Stolichny joint-stock commercial bank,
                                   Payee's bank Cash Settlement Center of the
                                   Main Board of the Central Bank of the Russia
                                   Federation Corresponding account 161706 MFO
                                   201791 code 83.

Remarks:

1. Calculation of rent payments has been made on the basis of the order of the mayor of Moscow dated 30.12.93 No. 768-RM.
2. Payment for land shall be made in rubles by means of transfer at the official rate of the ruble against the ECU on the 15th of the middle month of the quarter for which payment is being made.

                            Signatures of the Pardes

On the behalf of the Lessor                  on the behalf of the Leaseholder

/s/ B.N. Astsaturov                          /s/ M.A. Kharshan
--------------------------                   ---------------------------

                            Translation from Russian

                      FIRST INVESTMENT VOUCHER FOUNDATION

                      (Pervy Investitzionny Voucherny Fond)
                         Open-Type Joint-Stock Company

                          Moscow City Council Prefect
                    of the Northern Administrative District
                                   Regulation

     20.01.94       No. 1081

     On alloting a plot of land to the Open-End Joint-Stock Company, specialized closed voucher investment privatization foundation "First Investment Voucher Foundation" ("Pervy Investitzionny Voucherny Fond"), engaged in accumulating citizens' privatization vouchers with a licence of the State Committee of Property Management (Open-Type Joint-Stock Company "Pervy Investitzionny Voucherny Fond"), located at Smolnaya street 24 (korpus D)
     In accordance with the RSFSR Land Code, Moscow vice-mayor's decree of
02.03.92 No. 110-PBV "On land leasing as a basic form of land and legal relations governed by law in Moscow" and Moscow vice-mayor's regulation of
17.03.93 No. 162-PM "on the main principles and order of re-registration of land-users on the territory of Moscow", and also on the strength of a cargain and sale contract No. HF-1 dated 01.12.93 the following measures shall be fulfilled:
     1. To grant a plot of land of approximately 1,3 hectares located in Smolnaya street, 24 ("Pervy Investitzionny Voucherny Fond" Open-Type Joint-Stock Company) under the plan submitted (territorial-economic evaluation zone No.21) on conditions of a long-term lease for setting up a businees centre.
     2. To sign a land lease contract with the Open-Type Joint-Stock Company "Pervy Investitzionny Voucherny Fond" for a term of 49 years.
     3. To oblige the land user
     3.1. To register the land lease contract at Moskomzem

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                                      -2-

(Moscow Land Committee) within a month's period.

     3.2. To ensure due land payments as per the lease contract (p. 3.1)
     3.3. To terminate construction of the building within the stipulated terms indicated in the project corrected and agreed upon in the established order.
     4. The Moscow Land Committee, in case of abstaining on the part of the land-user from concluding a lease contract within the appointed dates, as well as in the event of non-fulfilment by the land-user of the terms and conditions stipulated by the land-lease contract, shall apply penalty sanctions under the land legislation of the Russian Federation and the city normative Acts

--------------------------------------------------------------------------------
Prefect                                         /s/ M.T. Demin

Correct                                         /s/ J.V. Romancheva
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                            Translation from Russian

                                                  Registration NO. M-09 000979-7
                                                  Date 2.14.00


                           SUPPLEMENTAL AGREEMENT No.7
            to the Land Lease Agreement No. M-09-000979, dated 9.6.94
                  The land is located at: Moscow, Smol'naya, 24

     The Moscow Land Committee (the "Lessor"), represented by the Head of the Association on Land-Use Regulation, Northern Administrative District, Moscow, Mr. Kravchinsky E.G., acting on the basis of Regulations and Power of Attorney of 12.27.99 No.33-1-18378/9, issued by the Moscow Land Committee on behalf of the Moscow Administration, and Open Joint-Stock Company "Pioneer First Investment Fund" (the "Lessee"), represented by its General Director, Ms. Churaeva M. N., acting on the basis of the Charter of "Pioneer First" Company for the Management of Investment Funds" and Power of Attorney of 10.5.99, issued by the "Pioneer First Investment Fund", in accordance with the Decision of the District Land-Relations Commission, Northern Administrative District, Moscow (Minutes No. 2.3, dated 1.20.00), in connection with the land-surveying work aimed to more accurately define the borders and size of the parcel of land, have agreed to make the following changes and amendments to the Land Lease Agreement

1. In Paragraph 1.1 of the Agreement the words "13035 sq.m." shall be substituted by the words "12696 sq.m.".
2. Paragraph 1.2 of the Agreement shall be read as follows: "The borders of the parcel are indicated in the Plan of the parcel" (Amendment 2 to the Agreement as amended by Supplemental Agreement No.7). The Plan shall be an integral part of this Agreement."
3. Amendments 1 and 2 to this Agreement shall be read as amended by this Supplemental Agreement No.7
4. In Paragraph 1 of Section "Special terms and conditions", the words "the parcel of 4026 sq.m." shall be substituted by the words "the parcel of 3940 sq.m.".
5. The last item in Paragraph 1, Section "Special terms and conditions" shall be read as follows:
     "A fee for the right to enter into a transaction with the right to a land lease shall be paid according to the following schedule:
      - a sum equivalent to US$ 17662,6           paid
      - a sum equivalent to US$ 48169,8           prior to 3.14.00
      - a sum equivalent to US$ 48169,8           prior to 6.14.00
      - a sum equivalent to US$ 38677,8           prior to 9.14.00

     Within 5 working days after each payment the Lessee shall submit to the Moscow Land Committee a copy of the document confirming the payment".

6. In accordance with the Law of the City of Moscow "Basics of the Land Use in Moscow" as amended on 9.29.99), to set forth that:
6.1 The lease payments shall be made quarterly, in equal installments, calculated on the basis of a total sum of the annual payment, no later than on the 5 day of the first month of the quarter, starting March 1, 2000;
6.2 If the Lessee is late with the payment, the Lessee shall pay a fine of 0.2% of an unpaid sum, starting from the 6" day of the first month of the quarter and up to the day of the payment.
7. This supplemental Agreement No.7 becomes effective from the day of its State Registration
7.1 This Supplemental Agreement No.7 is executed in 2 original copies (one - for the Lessee, one - for the Lessor), each of which has an equal legal force.
8.   Parties' Addresses and Banking Information.

     Signatures

     /s/ E. G. Kravchinsky                      /s/ M. N. Churaeva
     --------------------------                 -------------------------
     On behalf of lessor                        On behalf of lessee
                                                2/9/00


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The Pioneer Group, Inc.
60 State Street
Boston MA 02109 1820
617-742-7825

[PIONEER LOGO]

     The undersigned hereby certifies that the translation of Land Lease Agreement No. M-09-000979 dated as of September 6, 1994 by and between the Moscow Government and Open Joint-Stock Company "Pioneer First Investment Fund" (formerly Open Joint-Stock Company "First Investment Voucher Fund"), as amended February 14, 2000 by Supplemental Agreement No. 7 to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: June 9, 2000

                                          /s/ Catherine Mannick
                                          --------------------------------------
                                          Name: Catherine Mannick
                                          Title: Vice President and Assistant
                                          General Counsel, The Pioneer Group,
                                          Inc.